As filed with the Securities and Exchange Commission on September 28, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE GLIMPSE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	81-2958271
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 West 38th St, 9th Fl

New York, NY 10018

917-292-2685

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2016 Equity Incentive Plan

Stock Award Agreements

(Full title of the plans)

Lyron Bentovim

President & Chief Executive Officer

The Glimpse Group, Inc.

15 West 38th St, 9th Fl

New York, NY 10018

917-292-2685

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Darrin M. Ocasio, Esq.

Jay Yamamoto, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed to:

●	register additional shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) under The Glimpse Group, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) as a result of an evergreen provision contained therein (the “Evergreen Provision”). On January 1, 2022, 624,021 shares of Common Stock (the “2022 Evergreen Shares”) were added to the total number of shares of Common Stock reserved for issuance under the 2016 Plan. Pursuant to the Evergreen Provision, on January 1 of each year commencing in 2022, the number of shares authorized for issuance under the 2016 Plan is automatically increased by a number equal to the least of: (a) 5% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year; or (b) a number determined by the Company’s board of directors.

●	register an additional 2,450,000 shares of the Company’s Common Stock issued as incentive stock grants to certain directors and employees.

●	include in Part I of the Registration Statement a “Reoffer Prospectus” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the Reoffer Prospectus may, in the future, be used for reoffers and resales, on a continuous or delayed basis, of shares of Common Stock that are deemed “control securities” under the Securities Act and which have been or will be acquired pursuant to grants or awards under either the 2016 Plan or previously issued incentive stock grants of Common Stock outside of the 2016 Plan (the “Incentive Stock”, and together with the 2016 Plan , the “Plans”) by the selling securityholders named in the Reoffer Prospectus as supplemented and who are, or may be deemed to be, “affiliates” within the meaning set forth in Rule 405 under the Securities Act. Such selling securityholders may reoffer or resell all, a portion, or none of the shares that they may acquire pursuant to the Plans. Pursuant to Rule 424(b) under the Securities Act, we may supplement the Reoffer Prospectus from time to time with the names of additional selling securityholders and/or amounts of shares of Common Stock, if any, to be reoffered or resold by such selling securityholders as that information becomes known. The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Common Stock. The number of shares of Common Stock to be offered or resold by means of the Reoffer Prospectus by the selling stockholders, and any other person with whom any of them is acting in concert for the purpose of selling Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

Pursuant to General Instruction E of Form S-8, the contents of the prior registration statement on Form S-8, File No. 333-259867, previously filed with respect to the 2016 Plan, is incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

As specified in General Instruction C of Form S-8, until such time as we meet the registrant requirements for use of Form S-3, the number of shares of Common Stock to be offered by means of this Reoffer Prospectus, by each of the selling securityholders, and any other person with whom he or she is acting in concert for the purpose of selling our shares of Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The Company will provide each recipient of a grant under the Plans (the “Recipients”) with documents that contain information related to the Plans, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Lyron Bentovim

President & Chief Executive Officer

The Glimpse Group, Inc.

15 West 38th St, 9th Fl

New York, NY 10018

REOFFER PROSPECTUS

3,439,034 Shares

Common Stock

Issuable under certain awards

granted under the Plans

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 3,439,034 shares (the “Shares”) of our common stock, $0.001 par value per share (the “Common Stock”) by certain securityholders identified herein in the section entitled “Selling Securityholders”. Such shares may be acquired in connection with awards granted under The Glimpse Group, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) and restricted incentive stock of granted to certain directors and employees outside of the 2016 Plan (the “Incentive Stock”) and collectively with the 2016 Plan, the “Plans”). You should read this prospectus carefully before you invest in our Common Stock.

Such resales shall take place on the Nasdaq Stock Market, or such other stock market or exchange on which our Common Stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 6 of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Securityholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering our shares of Common Stock under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this reoffer prospectus. The Selling Securityholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 of this reoffer prospectus. These are speculative securities.

Our Common Stock is quoted on the NASDAQ Stock Market LLC under the symbol “VRAR” and the last reported sale price of our Common Stock on September 27, 2022 was $5.85 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 28, 2022

THE GLIMPSE GROUP, INC.

Except where the context otherwise requires, the terms, “we,” “us,” “our” or “the Company,” refer to the business of The Glimpse Group, Inc., a Nevada corporation and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus, including the documents that we incorporate by reference.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements as a result of various factors, including, without limitation, changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions.

We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance.

Information regarding market and industry statistics contained in this prospectus, including the documents that we incorporate by reference, is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. Except as required by U.S. federal securities laws, we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

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PROSPECTUS SUMMARY

The Commission allows us to ‘‘incorporate by reference’’ certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Our Company

We are a Virtual (“VR”) and Augmented (“AR”) Reality platform company, comprised of a diversified group of wholly-owned and operated VR and AR companies, providing enterprise-focused software, services and solutions. We believe that we offer significant exposure to the rapidly growing and potentially transformative VR and AR markets, while mitigating downside risk via our diversified model and ecosystem.

Our platform of VR/AR subsidiary companies, collaborative environment and diversified business model aims to simplify the challenges faced by companies in the emerging VR/AR industry, potentially improving each subsidiary company’s ability to succeed, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified infrastructure.

Leveraging our platform, we strive to cultivate and manage the business operations of our VR/AR subsidiary companies, with the goal of allowing each underlying company to better focus on mission-critical endeavors, collaborate with the other subsidiary companies, reduce time to market, optimize costs, improve product quality and leverage joint go-to-market strategies. Subject to operational, market and financial developments and conditions, we intend to carefully add to our current portfolio of subsidiary companies via a combination of organic expansion and/or outside acquisition.

The VR/AR industry is an early-stage technology industry with nascent markets. We believe that this industry has significant growth potential across verticals, may be transformative and that our diversified platform and ecosystem create important competitive advantages. Our subsidiary companies currently target a wide array of industry verticals, including but not limited to: Corporate Training, Education, Healthcare, Branding/Marketing/Advertising, Retail, Financial Services, Food & Hospitality, Media & Entertainment, Architecture/Engineering/Construction (“AEC”) and Social VR support groups and therapy. We do not currently target direct-to-consumer (“B2C’) VR/AR software or services, only business-to-business (“B2B”) and business-to-business-to-consumer (“B2B2C”), and we are hardware agnostic.

Corporate Information

The Glimpse Group, Inc. was incorporated on June 15, 2016, under the laws of the State of Nevada and is headquartered in New York, New York. Our executive offices are located at 15 West 38th St, 9th Fl, New York, NY 10018, and our telephone number is 917-292-2685. We maintain a corporate website at www.theglimpsegroup.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be active link to our website.

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The Offering

Outstanding Common Stock:	13,593,734 shares of our Common Stock are outstanding as of September 27, 2022.

Common Stock Offered:	Up to 3,439,034 shares of Common Stock for sale by the selling securityholders (which include our executive officers and directors) for their own account pursuant to the Plans.

Selling Securityholders:	The selling securityholders are set forth in the section entitled “Selling Securityholders” of this reoffer prospectus on page 3. The amount of securities to be offered or resold by means of the reoffer prospectus by the designated selling securityholders may not exceed, during any three month period, the amount specified in Rule 144(e).

Use of proceeds:	We will not receive any proceeds from the sale of our Common Stock by the selling securityholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plans and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

The Nasdaq Capital market trading symbol:	VRAR

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RISK FACTORS

An investment in shares of our Common Stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Common Stock, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the Securities and Exchange Commission on September 28, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Securityholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Common Stock. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Securityholders” and “Plan of Distribution.”

SELLING SECURITYHOLDERS

We are registering for resale the shares covered by this prospectus to permit the Selling Securityholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The Selling Securityholders acquired, or may acquire, these shares from us pursuant to the Plans. The shares may not be sold or otherwise transferred by the Selling Securityholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the Plans.

The following table sets forth:

●	the name of each Selling Securityholder;

●	the position(s), office or other material relationship with our company and its predecessors or affiliates, over the last three years of each Selling Securityholder;

●	the number and percentage of shares of our Common Stock that each Selling Securityholder beneficially owned as of September 28, 2022 prior to the offering for resale of the shares under this prospectus;

●	the number of shares of our Common Stock that may be offered for resale for the account of each Selling Securityholder under this prospectus; and

●	the number and percentage of shares of our Common Stock to be beneficially owned by each Selling Securityholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Securityholder).

Information with respect to beneficial ownership is based upon information obtained from the Selling Securityholders. Because the Selling Securityholders may offer all or part of the shares of Common Stock, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

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The number of shares in the column ‘‘Number of Shares Being Offered’’ represents all of the shares of our Common Stock that each Selling Securityholder may offer under this prospectus. We do not know how long the Selling Securityholders will hold the shares before selling them or how many shares they will sell. The shares of our Common Stock offered by this prospectus may be offered from time to time by the Selling Securityholders listed below. We cannot assure you that any of the Selling Securityholders will offer for sale or sell any or all of the shares of Common Stock offered by them by this prospectus.

	Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being	Number of Shares Beneficially Owned After Offering (2)
Securityholders	Number	Percent (%)	Offered	Number	Percent (%)
Lyron Bentovim (3)	1,122,258	8.20%	1,090,188	32,070	*	%

D.J. Smith (4)	1,057,647	7.75%	1,055,349	2,298	*	%

Maydan Rothblum (5)	796,558	5.72%	770,180	26,378	*	%

Jeffrey Enslin (6)	434,159	3.12%	339,385	94,774	*	%

Sharon Rowlands (7)	212,513	1.55%	129,350	83,163	*	%

Lemuel Amen (8)	86,305	* %	26,244	60,061	*	%

Alexander Ruckdaeschel (9)	22,778	* %	17,778	5,000	*	%

Ian Charles (10)	10,560	* %	10,560	0	*	%

*less than 1%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power and also any shares which the Selling Securityholder has the right to acquire within 60 days. Applicable percentage ownership is based on 13,593,734 shares of Common Stock outstanding as of September 27, 2022.

(2)	Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Securityholders prior to the termination of this offering. Because the Selling Securityholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Securityholder will own upon completion of this offering.

(3)	Mr. Bentovim is our President, Chief Executive Officer and Chairman of the Board. The shares of Common Stock beneficially owned prior to this offering include 30,125 shares owned by Mr. Bentovim, 90,188 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days and 1,001,945 shares of Common Stock owned by Darklight Partners LLC (“Darklight”). Mr. Bentovim owns and manages Darklight and is deemed to beneficially own the shares held by Darklight. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options and shares of Common Stock.

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(4)	Mr. Smith is our Chief Creative Officer and Director. The shares of Common Stock beneficially owned prior to this offering include 55,349 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days and 1,002,298 shares of Common Stock owned by VR Tech Consulting LLC (“VR Tech”). Mr. Smith owns and manages VR Tech and is deemed to beneficially own the shares held by VR Tech. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options and shares of Common Stock.

(5)	Mr. Rothblum is our Chief Operating Officer, Chief Financial Officer, Secretary, and Treasurer. The shares of Common Stock beneficially owned prior to this offering include 476,378 shares owned by Mr. Rothblum, 320,180 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days and excludes 3,528 shares held by Mr. Rothblum’s mother. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options and shares of Common Stock.

(6)	Mr. Enslin is a member of the Board. The shares of Common Stock beneficially owned prior to this offering include 3,000 shares owned by Mr. Enslin, 339,385 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days and 91,774 shares of Common Stock owned by Perimetre Capital, LLC (“Perimetre”). Mr. Enslin owns and manages Perimetre and is deemed to beneficially own the shares held by Perimetre. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(7)	Ms. Rowlands is a member of the Board. The shares of Common Stock beneficially owned prior to this offering include 83,163 shares owned by Ms. Rowlands and 129,350, shares of Common Stock issuable upon exercise of options, which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(8)	Mr. Amen is a member of the Board. The shares of Common Stock beneficially owned prior to this offering include 60,061 shares owned by Mr. Amen, 26,244 shares of Common Stock issuable upon exercise of options, which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(9)	Mr. Ruckdaeschel is a member of the Board. The shares of Common Stock beneficially owned prior to this offering include 5,000 shares of common stock owned by Mr. Ruckdaeschel and 17,778 shares of Common Stock issuable upon exercise of options, which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(10)	Mr. Charles is a member of the Board. The shares of Common Stock beneficially owned prior to this offering include 10,560 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

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PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Stockholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NASDAQ Stock Market LLC;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

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The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of The Glimpse Group, Inc. as of and for the years ended June 30, 2022 and June 30, 2021 appearing in The Glimpse Group, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2022 and June 30, 2021, have been audited by Hoberman & Lesser CPA’s LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

●	The Registrant’s latest Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

●	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (a) above;

●	The description of the Registrant’s common stock which is contained in a Registration Statement on Form 8-A filed on June 29, 2021 (File No. 001-40556) under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

●	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.aultglobal.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to The Glimpse Group, Inc., Attention: Investor Relations15 West 38th St, 9th Fl, New York, NY 10018, 917-292-2685.

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THE GLIMPSE GROUP, INC.

3,439,034 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

September 28, 2022

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus (unless otherwise noted, the SEC file number for each of the documents listed below is 001-40556):

●	Our Annual Report on Form 10-K for the year ended June 30, 2022 as filed with the SEC on September 28, 2022;

●	Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2021 and December 31, 2021, and March 31, 2022, as filed with the SEC on November 15, 2021, February 14, 2022, and May 16, 2022, respectively;

●	Current Reports on Form 8-K filed with the SEC on July 12, 2021, July 12, 2021, September 28, 2021, October 14, 2021, November 3, 2021, November 15, 2021, December 2, 2021, January 18, 2022, February 1, 2022, February 14, 2022, May 16, 2022, May 26, 2022, July 19, 2022, and August 2, 2022; and

●	The description of the Registrant’s common stock which is contained in a Registration Statement on Form 8-A filed on June 29, 2021 (File No. 001-40556) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s Articles of Incorporation provide that none of its directors or officers shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except that a director or officer shall be liable, to the extent provided by applicable law, (1) for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (2) for the payment of dividends in violation of restrictions imposed by Section 78.300 of the Nevada Revised Statutes (“NRS”). The effect of these provisions is to eliminate the rights of the Registrant’s stockholders, either directly or through stockholders’ derivative suits brought on behalf of the Registrant, to recover monetary damages from a director or officer for breach of the fiduciary duty of care as a director or officer except in those instances provided under the NRS.

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The Registrant has adopted provisions in its bylaws that require it to indemnify its directors, officers, and certain other representatives against expenses, liabilities, and other matters arising out of their conduct on the Registrant’s behalf, or otherwise referred to in or covered by applicable provisions of the NRS, to the fullest extent permitted by the NRS.

In addition, the Registrant has entered into indemnification agreements with its directors and executive officers, under which the Registrant has agreed to indemnify such directors and officers against expenses (including reasonable attorneys’ fees) and other types of losses incurred by reason of such directors and officers serving the Registrant, or other enterprise at the Registrant’s request, as an officer, director, employee, or agent, subject to certain limitations. Under the indemnification agreements, the Registrant has also agreed to advance the indemnitees’ expenses, and each indemnitee has undertaken to repay the advances should a court ultimately determine that indemnification was not authorized.

Section 78.7502 of the NRS provides that a corporation may indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with an action, suit or proceeding in which the director or officer has been made or is threatened to be made a party, if the director or officer acted in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reason to believe the director’s or officer’s conduct was unlawful. Any such indemnification may be made by the corporation only as ordered by a court, provided for in the articles of incorporation, bylaws, or another agreement with the corporation, or as authorized in a specific case upon a determination made in accordance with the NRS that such indemnification is proper in the circumstances.

Indemnification may not be made under the NRS for any claim, issue, or matter as to which the director or officer has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines that in view of all the circumstances of the case, that the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding or in defense of any claim, issue, or matter therein, the director or officer must be indemnified under the NRS by the corporation against expenses, including attorney’s fees, actually and reasonably incurred by the direct or officer in connection with the defense.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder) as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

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Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Sichenzia Ross Ference LLP
10.1	Amended and Restated 2016 Incentive Plan (incorporated by reference to Exhibit 10.1 filed with Amendment No. 3 to Form S-1, filed on June 14, 2021)
23.1*	Consent of Hoberman & Lesser CPA’s LLP
23.2*	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney
107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 28, 2022.

THE GLIMPSE GROUP, INC.

By:	/s/ Lyron Bentovim
Lyron Bentovim
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lyron Bentovim, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Date	Name and Title	Signature

September 28, 2022	Lyron Bentovim	/s/ Lyron Bentovim
President Chief Executive Officer & Chairman

September 28, 2022	Maydan Rothblum	/s/ Maydan Rothblum
Chief Financial Officer, Chief Operating Officer, Secretary, Treasurer & Director

September 28, 2022	Jeff Meisner	/s/ Jeff Meisner
Chief Revenue Officer & Director

September 28, 2022	D.J. Smith	/s/ D.J. Smith
Chief Creative Officer & Director

September 28, 2022	Sharon Rowlands	/s/ Sharon Rowlands
Director

September 28, 2022	Jeff Enslin	/s/ Jeff Enslin
Director

September 28, 2022	Lemuel Amen	/s/ Lemuel Amen
Director

September 28, 2022	Alexander Ruckdaeschel	/s/ Alexander Ruckdaeschel
Director

September 28, 2022	Ian Charles	/s/ Ian Charles
Director

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